                                                               EXECUTION VERSION


                                  $400,000,000

                               BOTTLING GROUP, LLC

                           5.00% SENIOR NOTES DUE 2013


                             UNDERWRITING AGREEMENT


                                                               November 12, 2003


Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.
     As Representatives of the several Underwriters

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY  10005

Ladies and Gentlemen:

        Bottling Group, LLC, a Delaware limited liability company (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule A hereto (the "UNDERWRITERS"), for whom Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. are acting as representatives (the "REPRESENTATIVES"), U.S.$400,000,000 aggregate principal amount of its 5.00% Senior Notes due November 15, 2013 (the "NOTES") to be issued under an indenture (the "INDENTURE") entered into between the Company and JPMorgan Chase Bank, as trustee (the "TRUSTEE"). The United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, are herein referred to collectively as the "SECURITIES ACT."

        The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (Registration No. 333-108225) for the registration of senior notes, including the Notes, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement has been declared effective by the Commission, and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statement, as so amended, if applicable, including the exhibits and schedules thereto and including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, prior to the execution of this Agreement, is called the "REGISTRATION STATEMENT." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "RULE 462(B) REGISTRATION STATEMENT," and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b)

Registration Statement. The final prospectus and the final prospectus supplement relating to the offering of the Notes, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Notes, including all documents incorporated by reference therein pursuant to
Item 12 of Form S-3 prior to the execution of this Agreement, are collectively called the "PROSPECTUS." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information that is "contained," "included," "described" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

        The Company hereby agrees with the several Underwriters as follows:

        1.  Representations and Warranties of the Company.

        The Company represents and warrants to, and agrees with, the several Underwriters that:

               (a) The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

               (b) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act. The Prospectus when filed complied and will comply in all material respects with the Securities Act, and the Prospectus delivered to the Underwriters for use in connection with the offer and sale of the Notes will, at the time of such delivery, be identical to any copies filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act).

               (c) Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "ANNUAL REPORT ON FORM 10-

        K")), at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the "TRUST INDENTURE ACT") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or to statements in or omissions from the Registration Statement, including any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement, or the Prospectus, or any amendments or supplements thereto, based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein ("UNDERWRITERS' INFORMATION"). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

               (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date (as defined herein), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (e) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; the Company has the limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings or financial condition of the Company and its subsidiaries, taken as a whole (a "COMPANY MATERIAL ADVERSE EFFECT").

               (f) The Company has no "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) other than Pepsi Gemex, S.R.L.

               (g) This Agreement has been duly authorized, executed and delivered by the Company.

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               (h) The Indenture has been duly qualified under the Trust
        Indenture Act and has been duly authorized and (assuming due authorization, valid execution and delivery thereof by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to creditors' rights generally, by general principles of equity or by the discretion of any court before which any proceeding therefor may be brought.

               (i) The Notes have been duly authorized by the Company and, when issued, executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the Underwriters in accordance with this Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to creditors' rights generally, by general principles of equity or by the discretion of any court before which any proceeding therefor may be brought.

               (j) The Notes and the Indenture conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

               (k) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture or the Notes in connection with the issuance and sale of the Notes by the Company except such as may be required by the Securities Act and the Trust Indenture Act and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes by the Underwriters.

               (l) The Company is not (i) in violation of its certificate of formation or limited liability company agreement or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company may be bound, or to which any of the property or assets of the Company is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), except, in the case of clause (ii), for such defaults that would not result in a Company Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Notes, the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Company Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the certificate of formation or limited liability company agreement of the Company or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations (except, in the case of clause (B), for such violations that would not result in a Company Material Adverse Effect). As used in this paragraph, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

               (m) The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to so possess such Governmental Licenses would not, singly or in the aggregate, have a Company Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Company Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Company Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, singly or in the aggregate, the resolution of which could reasonably be expected to result in a Company Material Adverse Effect.

               (n) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company's principal suppliers, manufacturers, customers or contractors, which, in any case, may reasonably be expected to result in a Company Material Adverse Effect.

               (o) The Company owns, possesses or holds under valid license, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now operated by it, and the Company has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and the resolution of such infringement or conflict could reasonably be expected to result in, or the invalidity or inadequacy, singly or in the aggregate, would result in, a Company Material Adverse Effect.

               (p) Except as described or incorporated by reference in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or

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        governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, and there is no statute or regulation, and no agreement, instrument or other document to which, in any case, the Company is a party, or by which, in any case, any of the properties of the Company is bound, that is required to be disclosed in the Prospectus, or which is reasonably expected to result in a Company Material Adverse Effect, or which is reasonably expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture or the Notes or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described or incorporated by reference in the Prospectus, including ordinary routine litigation incidental to the business, is not reasonably expected to result in a Company Material Adverse Effect.

               (q) The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus, together with the related schedules and notes thereto, present fairly the financial position, results of operations and cash flows of the Company and its subsidiaries at the dates and for the periods indicated. The consolidated balance sheets and consolidated statements of operations, changes in owners' equity and cash flows of the Company and its subsidiaries at the dates and for the periods specified have been prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Prospectus present fairly in accordance with GAAP the information required to be stated therein. Except as described or incorporated by reference in the Prospectus, the selected historical financial data and the summary historical financial data of the Company and its subsidiaries included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Prospectus.

               (r) KPMG LLP, who have expressed their opinion with respect to the Company's audited consolidated financial statements and schedule as of December 28, 2002, and December 29, 2001, and for each of the fiscal years in the three-year period ended December 28, 2002 incorporated by reference in the Registration Statement and the Prospectus, were, at the time each such opinion was issued, independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

               (s) There has not been any Company Material Adverse Effect since the date of the latest quarterly financial statements, if any, included or incorporated by reference in the Prospectus, otherwise than as set forth or contemplated in the Prospectus.

               (t) The Company is not an "open-end investment company, unit investment trust or face-amount certificate company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the "INVESTMENT COMPANY ACT").

        2.  Purchase, Sale and Delivery of the Notes.

               (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 98.698% of the principal amount thereof plus accrued interest from the Closing Date, the respective principal amounts of the Notes set forth opposite the names of the several Underwriters in Schedule A hereto.

               (b) Delivery of a certificate or certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on November 17, 2003, or such other time and date as the Underwriters shall designate by notice to the Company (the time and date of such closing are called the "CLOSING DATE"). Such certificate or certificates shall be in such denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and a form thereof shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the representatives may designate. Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "DEPOSITARY"), pursuant to a Letter of Representations, to be dated as of the Closing Date, among the Company, the Trustee and the Depositary.

               (c) The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

               (d) Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes the Underwriters have agreed to purchase. Deutsche Bank Securities Inc., individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

               (e) The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters a certificate or certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the

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        essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

        3. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

               (a) During such period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "PROSPECTUS DELIVERY PERIOD"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall advise the Representatives promptly of any proposal to amend or supplement the Prospectus and shall furnish to the Representatives a copy of each such proposed amendment or supplement and afford the Representatives a reasonable opportunity for review and comment, which shall in any case not be longer than three business days, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

               (b) After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Prospectus, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

               (c) If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time such event shall have occurred or such condition shall exist, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time such event shall have occurred or such condition shall exist, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (d) The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto, in each case, as soon as available and in such quantities as the Representatives may reasonably request.

               (e) The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or Blue Sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to do business in any such jurisdiction where it is not presently so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

               (f) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) that satisfies the provisions of
        Section 11(a) of the Securities Act.

               (g) During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

               (h) The Company will take such steps as shall be necessary to ensure that it will not be or become an "open-end investment company, unit investment trust or face-amount certificate company" within the meaning of the Investment Company Act.

               (i) In connection with the offering, until the Representatives shall have notified the Company and the other Underwriters of the completion of the distribution of the Notes, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest in any Notes or attempt to induce any person to purchase any Notes; and neither the Company nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.

        The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

        4. Payment of Expenses. In addition to the payment of the expenses contemplated by the last sentence of Section 3(c), the Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Notes, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) the fees and expenses of the Company's accountants and professional advisors; (iii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Notes;
(iv) all expenses in connection with the preparation, printing and delivery of the Registration Statement, this Agreement, the Indenture, the Prospectus and amendments and supplements thereto and any other document relating to the issuance, offer, sale and delivery of the Notes; (v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Notes for sale under the laws of such United States jurisdictions as the Representatives designate and the printing of memoranda relating thereto; (vi) the filing fees incident to, and the fees and expenses of counsel for the Underwriters in connection with, if any, the review and approval by the National Association of Securities Dealers, Inc. (the "NASD") of the Underwriters' participation in the offering and distribution of the Notes; (vii) any fees charged by investment rating agencies for the rating of the Notes; and (viii) expenses incurred in distributing any preliminary prospectus, the Prospectus and any amendments and supplements thereto to the Underwriters. The Company will also pay or reimburse the Underwriters (to the extent incurred by them) for all reasonable travel expenses of the Underwriters and the Company's officers and employees and any other expenses of the Underwriters and the Company in connection with attending or hosting meetings with prospective purchasers of the Notes from the Underwriters.

        5. Conditions to the Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Notes are subject to the accuracy of the representations and warranties on the part of the Company hereunder, to the accuracy of the statements of the managing directors or officers of the Company made pursuant to the provisions herein, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

               (a) For the period from and after effectiveness of this Agreement and prior to the Closing Date:

               (i) The Company shall have filed the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act;

               (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the

               Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

               (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

               (b) The Underwriters shall have received a letter, dated the date hereof, of KPMG LLP confirming that they are independent public accountants with respect to the Company under Rule 101 of the American Institute of Certified Public Accountant's Code of Professional Conduct and its interpretations and rulings and to the effect that:

               (i) in their opinion the consolidated financial statements and financial statement schedules of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations thereunder;

               (ii) they have reviewed in accordance with Statement on Auditing Standards 100 the unaudited condensed consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, and their review reports with respect thereto are also included or incorporated by reference in the Registration Statement and the Prospectus;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim consolidated financial statements of the Company and its subsidiaries, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                      (A) the unaudited condensed consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as they apply to Quarterly Reports on Form 10-Q and the related published rules and regulations thereunder;

                      (B) at the date of the latest available consolidated balance sheet of the Company and its subsidiaries read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any new issuance of long-term debt, any decrease in net current assets, or any decrease in total owners' equity, as compared with amounts shown on the latest consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus; or

                      (C) for the period from the closing date of the latest consolidated statement of operations of the Company and its subsidiaries included, or incorporated by reference in the Registration Statement and the Prospectus to the closing date of the latest available consolidated statement of operations of the Company and its subsidiaries read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest consolidated statement of operations of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, in consolidated net revenues, operating income, income before taxes or net income;

               except, in all cases set forth in clauses (B) and (C) above, for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information of the Company and its subsidiaries contained in the Registration Statement and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records of the Company and its subsidiaries and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

               (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes.

               (d) The Underwriters shall have received an opinion, dated the Closing Date, of Proskauer Rose LLP, special counsel to the Company, that:

               (i) The Company is a validly existing limited liability company in good standing under the laws of the State of Delaware.

               (ii) This Agreement has been duly authorized, executed and delivered by the Company.

               (iii) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to creditors' rights generally, by general principles of equity (regardless of whether enforcement is sought in equity or law), including principles regarding good faith and fair dealing, or by the discretion of any court before which any proceeding therefor may be brought.

               (iv) The Notes have been duly authorized, executed and issued by the Company and, when the Notes are authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with this Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to creditors' rights generally, by general principles of equity (regardless of whether enforcement is sought in equity or law), including principles regarding good faith and fair dealing, or by the discretion of any court before which any proceeding therefor may be brought.

               (v) The Registration Statement (including any Rule 462(b) Registration Statement) has been declared effective by the Commission under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

               (vi) The Registration Statement, the Prospectus, including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including any document incorporated by reference therein (other than the financial statements and supporting schedules and other financial or statistical data included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act.

               (vii) Such counsel has considered the statements in the Prospectus relating to legal matters and documents referred to under the captions "Description of the Notes" in each of the prospectus supplement dated November 12, 2003 (the "PROSPECTUS SUPPLEMENT") and in the base prospectus dated September 5, 2003 (the "BASE PROSPECTUS"). In such counsel's opinion, such statements when taken together fairly summarize in all material respects such legal matters and documents.

               (viii) Such counsel has considered the statements in the Prospectus under the caption "Certain United States Federal Tax Consequences." In such counsel's opinion, such statements, insofar as such statements purport to summarize certain United States federal income tax laws as they relate to Non-U.S. Holders (as defined in the Prospectus under the caption "Certain United States Federal Tax Consequences"), constitute a fair summary of the principal United States federal income tax consequences to Non-U.S. Holders of an investment in the Notes.

               (ix) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described under the captions "Use of Proceeds" in each of the Prospectus Supplement and the Base Prospectus, will not be required to be registered as an "investment company" as such term is defined in the Investment Company Act.

               In addition, such counsel shall state that in the course of assisting the Company in the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers, inside counsel and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which conferences the contents of the Registration Statement, any preliminary prospectus, the Prospectus and any amendments or supplements thereto and related matters were discussed, and (without taking further action to verify independently the accuracy or completeness of the statements made in the Registration Statement, any preliminary prospectus or the Prospectus and without assuming responsibility for the accuracy, completeness or fairness of such statements, except, in each case, to the extent of the statements referred to in clauses
               (vii) and (viii) above) nothing has come to the attention of such counsel that causes such counsel to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or most recent post-effective amendment to the Registration Statement (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, or the Prospectus, as of its date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading (it being understood that such counsel is therewith making no statement with respect to (a) the Underwriters' Information or (b) the financial statements and supporting schedules and other financial or statistical data included in, incorporated by reference in or omitted from the Registration Statement or the Prospectus).

               (e) The Underwriters shall have received an opinion, dated the Closing Date, of Steven M. Rapp, Managing Director-Delegatee of the Company and Vice President, Senior Deputy General Counsel and Assistant Secretary of The Pepsi Bottling Group, Inc. or Pamela C. McGuire, Managing Director of the Company and Senior Vice President, General Counsel and Secretary of The Pepsi Bottling Group, Inc., that:

               (i) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; the Company has the limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Company Material Adverse Effect.

               (ii) All of the issued limited liability company membership interests of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by PepsiCo, Inc. and The Pepsi Bottling Group, Inc., and, to the best of such counsel's knowledge, free and clear of all liens, encumbrances, equities, or claims.

               (iii) The Company is not (A) in violation of its certificate of formation or limited liability company agreement or (B) in default in the performance or observance of any Agreement and Instrument, except, in the case of clause (B), for such defaults that would not result in a Company Material Adverse Effect.

               (iv) The execution and delivery of and performance by the Company of its obligations under this Agreement, the Indenture and the Notes, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action and will not contravene any provision of the certificate of formation or limited liability company agreement of the Company or of any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument binding upon the Company that is material to the Company and its subsidiaries taken as a whole, or, to such counsel's knowledge after due inquiry, of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries.

               (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture or the Notes in connection with the issuance and sale of the Notes by the Company, except as required under the Securities Act, the Trust Indenture Act, applicable state securities or Blue Sky laws or from the NASD.

               (vi) There is no legal or governmental proceeding pending or threatened, or to such counsel's knowledge after due inquiry, contemplated, no statute or regulation, and no agreement, instrument or other document to which, in any case, the Company is a party, or by which, in any case, any of the properties of the Company is bound, that is required to be described in the Registration Statement or the Prospectus that is not so described as required.

               (f) The Underwriters shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinions or letters, dated the Closing Date, with respect to the validity of the Notes, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (g) The Underwriters shall have received a certificate, dated the Closing Date, of a Managing Director or Managing Director-Delegatee of the Company stating that:

               (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of the Closing Date, and the Company has complied with all its agreements contained herein;

               (ii) To the best of his or her knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission;

               (iii) To the best of his or her knowledge, there has not been any Company Material Adverse Effect, except as described in the Prospectus; and

               (iv) To his or her knowledge, after due inquiry, (A) the Prospectus, as of its date and as of the date of such certificate, did not and does not include any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except with respect to the Underwriters' Information, and (B) since the date of the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

               (h) The Underwriters shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection (h).

        The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters may reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

        6.  Indemnification and Contribution.

               (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under
        Section 3(c) of this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents with respect to the Underwriters' Information. The foregoing indemnity with respect to any untrue statement contained in or omission from any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased any of the Notes that are the subject thereof if such person was not sent or given, if legally required to have been sent or given, a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Notes to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

               (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its managing directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters' Information furnished in writing to the Company by such Underwriter through the Representatives expressly for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the statement set forth in the last paragraph of the cover page of the Prospectus Supplement regarding the delivery of the Notes and, under the caption "Underwriting" in the Prospectus Supplement, the statements set forth in the first clause of the first sentence and in the second sentence of the third paragraph, and in the fourth paragraph following the table; the first paragraph under "Commissions and Discounts"; the third and fourth sentences of the first paragraph under the caption "New Issue of Notes"; the first paragraph, the second sentence of the second paragraph and the third paragraph (with respect only to the representations or predictions of the Underwriters) under the caption "Price Stabilization and Short Positions"; and the paragraph under the caption "Market Axess Inc."; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon any material misstatement or omission from the Underwriters' Information, if the Underwriters had previously corrected that misstatement or omission in writing to the Company, and the Company failed to perform its obligations under Section 3(c) of this Agreement.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided that, the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or

        (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representatives in the case of Sections 6(b) and (d), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fee and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to and an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

               (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault as between the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection
        (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

               (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

        7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Notes, the Representatives may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its managing directors or officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers, directors or managing directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated or if the purchase of the Notes by the Underwriters is not consummated pursuant to Section 5, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Sections 3(c) and 4 and the respective obligations of the Company and the Underwriters pursuant to
Section 6 shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) (other than with respect to the securities of the Company), (v), (vi) or (vii) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes. If the purchase of the Notes by the Underwriters is not consummated because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) (other than with respect to the securities of the Company), (v), (vi) or (vii) of Section 5(c), the Company shall not be responsible for the expenses of the Underwriters.

        9. Notices. All communications hereunder will be in writing and, (a) if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to the Underwriters, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel; Credit Suisse First Boston LLC, 11 Madison Avenue, New York, New York 10010, Attention: Transactions Advisory Group; and Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets or (b) if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at c/o The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, New York 10589, Attention: Treasurer, with a copy to Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299,
Attention: Allan R. Williams, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

        10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

        11. Representation of Underwriters. You will act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by you jointly or by Citigroup Global Markets Inc., Credit Suisse First Boston LLC or Deutsche Bank Securities Inc. alone will be binding upon all the Underwriters.

        12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                       Very truly yours,



                                       BOTTLING GROUP, LLC


                                       By /s/ Nicholas J. D'Alessandro
                                          ______________________________
                                          Name: Nicholas J. D'Alessandro
                                          Title: Managing Director-Delegatee

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.

Acting on behalf of themselves
and as the Representatives of
the several Underwriters

By:  CITIGROUP GLOBAL MARKETS INC.


By /s/ Andrew van der Vord
   ______________________________
   Name: Andrew van der Vord
   Title: Managing Director


By:  CREDIT SUISSE FIRST BOSTON LLC


By /s/ Carolyn N. Rockafellow
   ______________________________
   Name: Carolyn N. Rockafellow
   Title: Managing Director



By:  DEUTSCHE BANK SECURITIES INC.


By /s/ Christopher T. Whitman
   ______________________________
   Name: Christopher T. Whitman
   Title: Managing Director


By /s/ Matthew C. Eastwick
   ______________________________
   Name: Matthew C. Eastwick
   Title: Director

                                   SCHEDULE A



                                                                            PRINCIPAL AMOUNT OF
        UNDERWRITER                                                                NOTES
        -----------                                                         -------------------

Citigroup Global Markets Inc............................................        $ 93,334,000
Credit Suisse First Boston LLC..........................................          93,333,000
Deutsche Bank Securities Inc............................................          93,333,000
Banc of America Securities LLC. ........................................          36,800,000
J.P. Morgan Securities Inc. ...........................................           36,800,000
Lehman Brothers Inc. ...................................................          36,800,000
The Bank of New York Company, Inc. .....................................           4,800,000
Blaylock & Partners, L.P. ..............................................           4,800,000
                                                                                ------------
        Total                                                                   $400,000,000
                                                                                ============


                                       A-1